POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

 That the undersigned, as an officer and/or director of Nicor Inc., an Illinois corporation, does hereby constitute and appoint JAMES M. GORENZ, PAUL C. GRACEY, JR., JILL E.
KELLEY, ANTOINETTE M. LAMBERT, NEIL J. MALONEY, WILLIAM E. MAYER, LUIS
PADILLA, JR., PAUL A. PADRON, MICHAEL C. PARTEE, KAREN K. PEPPING and
DOUGLAS S. RIVERA and each of them, the undersigned's true and lawful attorneys and agents, each with full power and authority (acting alone and without the other), to execute in the name and on behalf of the undersigned any Initial Statement of Beneficial Ownership of
Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4 and Annual
Statement of Changes in Beneficial Ownership of Securities on Form 5 (and any amendment or amendments thereto ) to be filed pursuant to Section 16(a) of the Securities Exchange Act of
1934, and any Notice of Proposed Sale of Securities on Form 144 pursuant to Rule 144 under the
Securities Act of 1933 (and any amendment or amendments thereto), hereby granting to such attorneys and agents, and each of them, full power of substitution and revocation in the premises;
and hereby ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.  This power of attorney shall be in full force and effect until the undersigned is no longer required to file such forms, unless earlier revoked in writing by the undersigned.

 I acknowledge that the persons authorized hereunder are not assuming, nor is Nicor Inc.
assuming, any of my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or Rule 144 under the Securities Act of 1933.

 IN WITNESS WHEREOF, I have hereunto signed this Power of Attorney as of the 25th day of March, 2010.

        s/s  Richard Murrell